NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION
ANNOUNCES COMMON STOCK OFFERING

CRESTVIEW HILLS, KENTUCKY, November 16, 2010 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), reported today that it has commenced an underwritten public offering of $21 million of its common stock. Robert W. Baird & Co. Incorporated is acting as sole book-running manager. The Company intends to grant the underwriter an option to purchase up to an additional 15 percent of the amount sold to cover over-allotments, if any.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”).

The Company expects to use the net proceeds from this offering for general corporate purposes which may include, among other uses, making investments at the holding company level, providing capital to support the Bank, supporting asset and deposit growth, engaging in acquisitions or other business combinations or repurchasing the Series A Preferred Stock and the warrant issued to the U.S. Treasury pursuant to the Company’s participation in the U.S. Treasury’s TARP Capital Purchase Program. The Company does not have any specific plans for acquisitions or other business combinations at this time. The repurchase of the Series A Preferred Stock from the U.S. Treasury can be done in whole or in part and is subject to approval from the Company’s banking regulators.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement, and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Company

The Company, a bank holding company with assets of approximately $1.510 billion, offers banking and related financial services to both individuals and business customers.  The Bank operates 31 branch locations and 47 ATMs in the Northern Kentucky market.

Forward-Looking Statements

Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, certain statements in future filings by the Company with the SEC, in press releases, and in oral and written statements made by or with the Company’s approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; statements of plans and objectives of the Company or the Company’s management or Board of Directors; and statements of future economic performance and statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the risks identified in the Company’s filings with the SEC, as well as the following: general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; changes or volatility in the capital markets and interest rates may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of the Company’s balance sheet as well as the Company’s liquidity; the conditions of the securities markets could change, adversely affecting revenues from capital markets businesses, the value or credit quality of the Company’s assets, or the availability and terms of funding necessary to meet the Company’s liquidity needs; the impact of turmoil in the financial markets and the effectiveness of governmental actions taken in response, such as the U.S. Treasury’s Troubled Asset Relief Program, and the effect of such governmental actions on the Company, the Company’s competitors and counterparties, financial markets generally and availability of credit specifically, including potentially higher Federal Deposit Insurance Corporation (“FDIC”) premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; changes in the extensive laws, regulations and policies governing financial services companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, could alter the business environment or affect operations for the Company or the Bank; the potential need to adapt to industry changes in information technology systems, on which the Bank is highly dependent, could present operational issues or require significant capital spending; competitive pressures could intensify and affect the Bank’s profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments or bank regulatory reform; and acquisitions may not produce revenue enhancements or cost savings at levels or within timeframes originally anticipated, or may result in unforeseen integration difficulties.

Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

For more information contact:

Martin Gerrety
Executive Vice President and CFO
(859) 372-5169
mgerrety@bankofky.com
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